Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS SECOND QUARTER 2016

NET INCOME OF $193 MILLION, OR $.23 PER COMMON SHARE; EARNINGS PER COMMON SHARE OF $.27, EXCLUDING $.04 OF MERGER-RELATED EXPENSE

Positive operating leverage compared to prior year, excluding merger-related expense

Revenue stable from year-ago period; up 3% from prior quarter

Average loans up 5% from prior year, driven by a 12% increase in commercial, financial and agricultural loans

Solid asset quality with net charge-offs to average loans of .28%, below targeted range

First Niagara Financial Group acquisition scheduled to close on August 1

CLEVELAND, July 26, 2016 – KeyCorp (NYSE: KEY) today announced second quarter net income from continuing operations attributable to Key common shareholders of $193 million, or $.23 per common share, compared to $182 million, or $.22 per common share, for the first quarter of 2016, and $230 million, or $.27 per common share, for the second quarter of 2015. During the second quarter of 2016, Key incurred merger-related expense totaling $45 million, or $.04 per common share, compared to $24 million, or $.02 per common share, in the first quarter of 2016. Excluding merger-related expense, earnings per common share were $.27 for the second quarter of 2016 and $.24 for the first quarter of 2016. No merger-related expense was incurred in the second quarter of 2015.

“During the second quarter, we maintained positive momentum in our core businesses and made significant progress on our upcoming acquisition of First Niagara,” said Chairman and Chief Executive Officer Beth Mooney. “Excluding merger-related expense, we generated positive operating leverage relative to the year-ago period. Revenue was stable compared with the same period last year and up 3% from last quarter, despite lower interest rates and challenging market conditions. Expenses continue to be well managed, which allows us to make ongoing investments in our businesses. Credit quality remained solid, with net charge-offs to average loans below our targeted range.”

“Additionally, we increased our dividend by 13% during the quarter, and we were pleased to receive no objection from the Federal Reserve to our 2016 capital plan. We look forward to resuming share repurchases upon completion of our First Niagara acquisition, and, subject to approval by our Board of Directors, increasing the quarterly dividend to $.095 per common share next year,” continued Mooney.

“As we previously announced, we expect to close our First Niagara acquisition on or about August 1. Significant progress is being made as we move toward integration, including plans for our combined branch network that were shared earlier this month,” added Mooney. “We are excited about the opportunity to bring these two companies together and deliver on the financial commitments we have made to our shareholders.”

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

SECOND QUARTER 2016 FINANCIAL RESULTS, from continuing operations

Compared to Second Quarter of 2015

•	Average loans up 5%, driven by 12% growth in commercial, financial and agricultural loans

•	Average deposits, excluding deposits in foreign office, up 5% reflecting core deposit growth in Key’s retail banking franchise, growth in escrow deposits from the commercial mortgage servicing business, and commercial deposit inflows

•	Net interest income (taxable-equivalent) up $14 million, as higher earning asset balances and yields were partially offset by lower reinvestment yields

•	Noninterest income down $15 million due to lower investment banking and debt placement fees, partially offset by an increase in other income and growth in core fee-based businesses

•	Noninterest expense, excluding merger-related expense of $45 million, decreased $5 million, primarily attributable to lower personnel expense, net occupancy expense, and business services and professional fees partially offset by higher other and non-merger related marketing expense

•	Net loan charge-offs to average loans of .28%, up from .25% in the year-ago quarter

Compared to First Quarter of 2016

•	Average loans up 2%, primarily driven by a 3% increase in commercial, financial and agricultural loans

•	Average deposits up 3%, due to growth in escrow deposits in Key’s commercial mortgage servicing business, short-term inflows from commercial clients, and an increase in certificates of deposit and other time deposits

•	Net interest income (taxable-equivalent) down $7 million driven by lower reinvestment yields and lower loan fees, partially offset by higher earning asset balances

•	Noninterest income up $42 million, primarily due to an increase in investment banking and debt placement fees and higher net gains on principal investing

•	Noninterest expense, excluding merger-related expense, increased $27 million, primarily driven by expense from certain real estate investments and higher non-merger related marketing expense

•	Net loan charge-offs to average loans of .28%, down from .31% in the prior quarter

Selected Financial Highlights

				Change 2Q16 vs.
dollars in millions, except per share data	2Q16	1Q16	2Q15	1Q16	2Q15
Income (loss) from continuing operations attributable to Key common shareholders	$193	$182	$230	6.0%	(16.1)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.23	.22	.27	4.5	(14.8)
Return on average total assets from continuing operations	.82%	.80%	1.03%	N/A	N/A
Common Equity Tier 1 (a), (b)	11.12	11.07	10.71	N/A	N/A
Book value at period end	$13.08	$12.79	$12.21	2.3%	7.1%
Net interest margin (TE) from continuing operations	2.76%	2.89%	2.88%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.
(b)	6-30-16 ratio is estimated.

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 2Q16 vs.
	2Q16	1Q16	2Q15	1Q16	2Q15
Net interest income (TE)	$605	$612	$591	(1.1)%	2.4%
Noninterest income	473	431	488	9.7	(3.1)

Total revenue (TE)	$1,078	$1,043	$1,079	3.4%	(.1)%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $605 million for the second quarter of 2016, and the net interest margin was 2.76%. These results compare to taxable-equivalent net interest income of $591 million and a net interest margin of 2.88% for the second quarter of 2015. The $14 million increase in net interest income compared to the year-ago quarter reflects higher earning asset balances and an increase in earning asset yields, largely the result of Key’s loan portfolio re-pricing to higher short-term interest rates. The benefit to net interest income from these items was partly offset by lower reinvestment yields in Key’s securities and derivatives portfolios. The 12 basis point decline in the net interest margin reflects higher levels of liquidity, lower reinvestment yields in the securities and derivatives portfolios, and lower loan fees. Key’s Federal Reserve account averaged $5.6 billion during the second quarter of 2016, which increased $2.3 billion compared to the second quarter of 2015 and reduced the net interest margin by 7 basis points.

Compared to the first quarter of 2016, taxable-equivalent net interest income decreased by $7 million, and the net interest margin decreased by 13 basis points. The decrease in net interest income was primarily attributable to lower reinvestment yields and a decline in loan fees, which was partly offset by higher earning asset balances. The 13 basis point decline in net interest margin reflects higher levels of liquidity, as well as lower reinvestment yields and a decline in loan fees. Key’s Federal Reserve account increased $2.1 billion during the quarter, driven by growth in short-term deposits from commercial clients, which resulted in 7 basis points of the decline in the net interest margin.

Noninterest Income

dollars in millions				Change 2Q16 vs.
	2Q16	1Q16	2Q15	1Q16	2Q15
Trust and investment services income	$110	$109	$111	.9%	(.9)%
Investment banking and debt placement fees	98	71	141	38.0	(30.5)
Service charges on deposit accounts	68	65	63	4.6	7.9
Operating lease income and other leasing gains	18	17	24	5.9	(25.0)
Corporate services income	53	50	43	6.0	23.3
Cards and payments income	52	46	47	13.0	10.6
Corporate-owned life insurance income	28	28	30	—	(6.7)
Consumer mortgage income	3	2	4	50.0	(25.0)
Mortgage servicing fees	10	12	9	(16.7)	11.1
Net gains (losses) from principal investing	11	—	11	N/M	—
Other income	22	31	5	(29.0)	N/M

Total noninterest income	$473	$431	$488	9.7%	(3.1)%

N/M = Not Meaningful

Key’s noninterest income was $473 million for the second quarter of 2016, compared to $488 million for the year-ago quarter. The decrease from the prior year was largely attributable to lower investment banking and debt placement fees of $43 million, reflecting challenging market conditions, as well as $6 million of lower operating lease income and other leasing gains. These declines were offset by an increase of $17 million in other income primarily related to gains from certain real estate investments, along with continued growth in some of Key’s core fee-based businesses, including corporate services and cards and payments.

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Compared to the first quarter of 2016, noninterest income increased by $42 million. The primary driver of the increase was $27 million of higher investment banking and debt placement fees, reflecting improved capital markets conditions. Core fee-based businesses continued to perform well, as cards and payments income increased $6 million and corporate services income increased $3 million, along with $3 million in increased service charges on deposit accounts compared to the prior quarter. Net gains on principal investing also contributed $11 million to the increase from the prior quarter. Partially offsetting these increases was a decrease of $9 million in other income.

Noninterest Expense

dollars in millions				Change 2Q16 vs.
	2Q16	1Q16	2Q15	1Q16	2Q15
Personnel expense	$427	$404	$408	5.7%	4.7%
Nonpersonnel expense	324	299	303	8.4	6.9

Total noninterest expense	$751	$703	$711	6.8	5.6

Merger-related expense	45	24	—	87.5	N/M

Total noninterest expense excluding merger-related expense (a)	$706	$679	$711	4.0%	(.7)%

(a)	Non-GAAP measure. See the table entitled “GAAP to Non-GAAP Reconciliations” in this financial supplement.

Key’s noninterest expense was $751 million for the second quarter of 2016. Noninterest expense included $45 million of merger-related expense, primarily made up of $35 million in personnel expense related to technology development for systems conversions and fully-dedicated personnel for merger and integration efforts. The remaining $10 million of merger-related expense was nonpersonnel expense, largely recognized in business services and professional fees and marketing. In the first quarter of 2016, Key incurred $24 million of merger-related expense, while no merger-related expense was incurred in the second quarter of 2015.

Excluding merger-related expense, noninterest expense was $5 million lower than the second quarter of last year. The decrease is primarily attributable to $16 million in lower personnel expense related to lower performance-based compensation, along with lower net occupancy expenses and business services and professional fees. These decreases were partially offset by an increase in other expense, reflecting the impact of certain real estate investments and other miscellaneous items, along with increased non-merger related marketing expense.

Compared to the first quarter of 2016, excluding merger-related expense, noninterest expense increased by $27 million. The increase is primarily related to $23 million of higher nonpersonnel expense, including an increase in other expense reflecting the impact of certain real estate investments and other miscellaneous items. Additionally, Key incurred $8 million in higher non-merger related marketing expense and $4 million in increased personnel expense, related to higher performance-based compensation.

BALANCE SHEET HIGHLIGHTS

In the second quarter of 2016, Key had average assets of $99.2 billion compared to $93.9 billion in the second quarter of 2015 and $96.3 billion in the first quarter of 2016. The increase in average assets from both the year-ago period and prior quarter reflect growth in average loan balances as well as an increase in short-term investments related to higher levels of liquidity.

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Average Loans

				Change 2Q16 vs.
dollars in millions	2Q16	1Q16	2Q15	1Q16	2Q15
Commercial, financial and agricultural (a)	$32,630	$31,590	$29,017	3.3%	12.5%
Other commercial loans	13,222	13,111	13,161	.8	.5
Home equity loans	10,098	10,240	10,510	(1.4)	(3.9)
Other consumer loans	5,198	5,215	5,290	(.3)	(1.7)

Total loans	$61,148	$60,156	$57,978	1.6%	5.5%

(a)	Commercial, financial and agricultural average loan balances include $87 million, $85 million, and $88 million of assets from commercial credit cards at June 30, 2016, March 31, 2016, and June 30, 2015, respectively.

Average loans were $61.1 billion for the second quarter of 2016, an increase of $3.2 billion compared to the second quarter of 2015. The loan growth primarily occurred in the commercial, financial and agricultural portfolio, which increased $3.6 billion and was spread across Key’s commercial lines of business. Consumer loans declined by $504 million mostly due to paydowns in Key’s home equity loan portfolio and continued run-off in Key’s consumer exit portfolios.

Compared to the first quarter of 2016, average loans increased by $992 million, driven by commercial, financial and agricultural loans, which grew $1 billion. Consumer loans declined $159 million, largely the result of a decline in home equity loans.

Average Deposits

				Change 2Q16 vs.
dollars in millions	2Q16	1Q16	2Q15	1Q16	2Q15
Non-time deposits (a)	$67,419	$65,637	$65,109	2.7%	3.5%
Certificates of deposit ($100,000 or more)	3,233	2,761	2,010	17.1	60.8
Other time deposits	3,252	3,200	3,136	1.6	3.7

Total deposits	$73,904	$71,598	$70,255	3.2%	5.2%

Cost of total deposits (a)	.19%	.17%	.15%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $73.9 billion for the second quarter of 2016, an increase of $3.6 billion compared to the year-ago quarter. Interest-bearing deposits increased $4.9 billion driven by a $3.6 billion increase in NOW and money market deposit accounts and a $1.3 billion increase in certificates of deposit and other time deposits. The increase in average deposits from the year-ago quarter reflects core deposit growth in Key’s retail banking franchise, growth in escrow deposits from the commercial mortgage servicing business, and commercial deposit inflows. These increases were partially offset by a $1.2 billion decline in noninterest-bearing deposits.

Compared to the first quarter of 2016, average deposits increased by $2.3 billion. The increase was driven by NOW and money market deposit accounts which increased $2.0 billion, and certificates of deposit and other time deposits which increased $524 million. Higher escrow deposits from Key’s commercial mortgage servicing business, short-term inflows from Key’s commercial clients, and core deposit growth in Key’s retail banking franchise contributed to the linked-quarter increase in NOW and money market deposit accounts.

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

ASSET QUALITY

				Change 2Q16 vs.
dollars in millions	2Q16	1Q16	2Q15	1Q16	2Q15
Net loan charge-offs	$43	$46	$36	(6.5)%	19.4%
Net loan charge-offs to average total loans	.28%	.31%	.25%	N/A	N/A
Nonperforming loans at period end (a)	$619	$676	$419	(8.4)%	47.7%
Nonperforming assets at period end (a)	637	692	440	(7.9)	44.8
Allowance for loan and lease losses	854	826	796	3.4	7.3
Allowance for loan and lease losses to nonperforming loans (a)	138.0%	122.2%	190.0%	N/A	N/A
Provision for credit losses	$52	$89	$41	(41.6)%	26.8%

(a)	Nonperforming loan balances exclude $11 million, $11 million, and $12 million of purchased credit impaired loans at June 30, 2016, March 31, 2016, and June 30, 2015, respectively.

N/A = Not Applicable

Key’s provision for credit losses was $52 million for the second quarter of 2016, compared to $41 million for the second quarter of 2015 and $89 million for the first quarter of 2016. Key’s allowance for loan and lease losses was $854 million, or 1.38% of total period-end loans, at June 30, 2016, compared to 1.37% at June 30, 2015, and 1.37% at March 31, 2016.

Net loan charge-offs for the second quarter of 2016 totaled $43 million, or .28% of average total loans. These results compare to $36 million, or .25%, for the second quarter of 2015, and $46 million, or .31%, for the first quarter of 2016.

At June 30, 2016, Key’s nonperforming loans totaled $619 million and represented 1.00% of period-end portfolio loans, compared to ..72% at June 30, 2015, and 1.12% at March 31, 2016. Nonperforming assets at June 30, 2016 totaled $637 million and represented 1.03% of period-end portfolio loans and OREO and other nonperforming assets, compared to .75% at June 30, 2015, and 1.14% at March 31, 2016.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2016.

Capital Ratios

	6-30-16	3-31-16	6-30-15
Common Equity Tier 1 (a), (b)	11.12%	11.07%	10.71
Tier 1 risk-based capital (a)	11.43	11.38	11.11
Total risk based capital (a)	13.66	13.12	12.66
Tangible common equity to tangible assets (b)	9.95	9.97	9.86
Leverage (a)	10.58	10.73	10.74

(a)	6-30-16 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

As shown in the preceding table, at June 30, 2016, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 11.12% and 11.43%, respectively. In addition, the tangible common equity ratio was 9.95% at June 30, 2016.

In October 2013, federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 11.07% at June 30, 2016. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

				Change 2Q16 vs.
in thousands	2Q16	1Q16	2Q15	1Q16	2Q15
Shares outstanding at beginning of period	842,290	835,751	850,920	.8%	(1.0)%
Common shares repurchased	—	—	(8,794)	N/M	N/M
Shares reissued (returned) under employee benefit plans	413	6,539	1,482	N/M	(72.1)

Shares outstanding at end of period	842,703	842,290	843,608	—	(.1)%

N/M = Not Meaningful

As previously reported, Key’s existing share repurchase program is currently suspended due to the pending acquisition of First Niagara Financial Group.

Key’s 2016 capital plan, effective as of the third quarter of 2016, received no objection from the Federal Reserve during the Comprehensive Capital Analysis and Review process and includes common share repurchases of up to $350 million. This authorization includes repurchases to offset issuances of common shares under our employee compensation plans. Share repurchases are expected to be executed following the completion of the pending acquisition of First Niagara Financial Group and through the second quarter of 2017.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

				Change 2Q16 vs.
dollars in millions	2Q16	1Q16	2Q15	1Q16	2Q15
Revenue from continuing operations (TE)
Key Community Bank	$598	$595	$560	.5%	6.8%
Key Corporate Bank	452	426	478	6.1	(5.4)
Other Segments	31	21	43	47.6	(27.9)

Total segments	1,081	1,042	1,081	3.7	—
Reconciling Items	(3)	1	(2)	N/M	N/M

Total	$1,078	$1,043	$1,079	3.4%	(.1)%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$81	$74	$69	9.5%	17.4%
Key Corporate Bank	135	118	131	14.4	3.1
Other Segments	24	14	31	71.4	(22.6)

Total segments	240	206	231	16.5	3.9
Reconciling Items	(41)	(19)	4	N/M	N/M

Total	$199	$187	$235	6.4%	(15.3)%

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Key Community Bank

				Change 2Q16 vs.
dollars in millions	2Q16	1Q16	2Q15	1Q16	2Q15
Summary of operations
Net interest income (TE)	$391	$399	$362	(2.0)%	8.0%
Noninterest income	207	196	198	5.6	4.5

Total revenue (TE)	598	595	560	.5	6.8
Provision for credit losses	25	42	3	(40.5)	733.3
Noninterest expense	444	436	447	1.8	(.7)

Income (loss) before income taxes (TE)	129	117	110	10.3	17.3
Allocated income taxes (benefit) and TE adjustments	48	43	41	11.6	17.1

Net income (loss) attributable to Key	$81	$74	$69	9.5%	17.4%

Average balances
Loans and leases	$30,936	$30,789	$30,707	.5%	.7%
Total assets	32,963	32,856	32,809	.3	.5
Deposits	53,794	52,803	50,765	1.9	6.0

Assets under management at period end	$34,535	$34,107	$38,399	1.3%	(10.1)%

TE = Taxable Equivalent

Additional Key Community Bank Data

				Change 2Q16 vs.
dollars in millions	2Q16	1Q16	2Q15	1Q16	2Q15
Noninterest income
Trust and investment services income	$73	$73	$76	—	(3.9)%
Service charges on deposit accounts	56	54	52	3.7%	7.7
Cards and payments income	46	43	43	7.0	7.0
Other noninterest income	32	26	27	23.1	18.5

Total noninterest income	$207	$196	$198	5.6%	4.5%

Average deposit balances
NOW and money market deposit accounts	$30,144	$29,432	$28,284	2.4%	6.6%
Savings deposits	2,365	2,340	2,385	1.1	(.8)
Certificates of deposit ($100,000 or more)	2,383	2,120	1,547	12.4	54.0
Other time deposits	3,245	3,197	3,132	1.5	3.6
Deposits in foreign office	—	—	299	N/M	N/M
Noninterest-bearing deposits	15,657	15,714	15,118	(.4)	3.6

Total deposits	$53,794	$52,803	$50,765	1.9%	6.0%

Home equity loans
Average balance	$9,908	$10,037	$10,266
Combined weighted-average loan-to-value ratio (at date of origination)	71%	71%	71%
Percent first lien positions	61	61	60

Other data
Branches	949	961	989
Automated teller machines	1,236	1,249	1,280

N/M = Not Meaningful

Key Community Bank Summary of Operations

•	Positive operating leverage from prior year

•	Net income increased to $81 million, 17.4% growth from prior year

•	Commercial, financial, and agricultural average loan growth of $675 million, or 5.4% from prior year

•	Average deposits up $3.0 billion, or 6.0% from the prior year

Key Community Bank recorded net income attributable to Key of $81 million for the second quarter of 2016, compared to $69 million for the year-ago quarter.

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Taxable-equivalent net interest income increased by $29 million, or 8.0%, from the second quarter of 2015 due to favorable deposit rates and balance growth. Average deposits increased $3 billion, or 6.0%, from one year ago, and average loans and leases grew $229 million, or .7%. Commercial, financial and agricultural loans grew by $675 million, or 5.4%, from the prior year.

Noninterest income increased $9 million, or 4.5%, from the year-ago quarter. Service charges on deposit accounts increased $4 million, and cards and payments income and investment banking and debt placement fees each increased $3 million. These increases were partially offset by market weakness affecting Key’s Private Bank as well as lower consumer mortgage income.

The provision for credit losses increased by $22 million from the second quarter of 2015. Net loan charge-offs decreased $3 million from the same period one year ago.

Noninterest expense remained relatively stable, decreasing by $3 million, or .7%, from the year-ago quarter.

Key Corporate Bank

				Change 2Q16 vs.
dollars in millions	2Q16	1Q16	2Q15	1Q16	2Q15
Summary of operations
Net interest income (TE)	$222	$218	$228	1.8%	(2.6)%
Noninterest income	230	208	250	10.6	(8.0)

Total revenue (TE)	452	426	478	6.1	(5.4)
Provision for credit losses	30	43	41	(30.2)	(26.8)
Noninterest expense	259	237	256	9.3	1.2

Income (loss) before income taxes (TE)	163	146	181	11.6	(9.9)
Allocated income taxes and TE adjustments	29	28	50	3.6	(42.0)

Net income (loss)	134	118	131	13.6	2.3
Less: Net income (loss) attributable to noncontrolling interests	(1)	—	—	N/M	N/M

Net income (loss) attributable to Key	$135	$118	$131	14.4%	3.1%

Average balances
Loans and leases	$28,607	$27,722	$25,298	3.2%	13.1%
Loans held for sale	591	811	1,234	(27.1)	(52.1)
Total assets	33,909	33,413	31,173	1.5	8.8
Deposits	19,129	18,074	19,709	5.8	(2.9)

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

				Change 2Q16 vs.
dollars in millions	2Q16	1Q16	2Q15	1Q16	2Q15
Noninterest income
Trust and investment services income	$37	$36	$35	2.8%	5.7%
Investment banking and debt placement fees	94	70	139	34.3	(32.4)
Operating lease income and other leasing gains	15	13	18	15.4	(16.7)
Corporate services income	40	38	33	5.3	21.2
Service charges on deposit accounts	12	11	11	9.1	9.1
Cards and payments income	6	3	4	100.0	50.0

Payments and services income	58	52	48	11.5	20.8
Mortgage servicing fees	10	12	9	(16.7)	11.1
Other noninterest income	16	25	1	(36.0)	N/M

Total noninterest income	$230	$208	$250	10.6%	(8.0)%

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Key Corporate Bank Summary of Operations

•	Average loan and lease balances up $3.3 billion, or 13.1% from the prior year

•	Net income increased to $135 million, 3.1% growth from the prior year

Key Corporate Bank recorded net income attributable to Key of $135 million for the second quarter of 2016, compared to $131 million for the same period one year ago.

Taxable-equivalent net interest income decreased by $6 million, or 2.6%, compared to the second quarter of 2015. Average loan and lease balances increased $3.3 billion, or 13.1%, from the year-ago quarter, primarily driven by growth in commercial, financial and agricultural loans. This loan growth was offset by spread compression due to higher funding costs and a decline in loan fees due to lower refinance activity from the prior year. Average deposit balances decreased $580 million, or 2.9%, from the year-ago quarter, mostly driven by lower public deposits.

Noninterest income was down $20 million, or 8.0%, from the prior year. Investment banking and debt placement fees declined $45 million, or 32.4%, due to challenging market conditions. Other noninterest income increased $15 million from the year-ago quarter mostly due to gains from certain real estate investments. Corporate services income was up $7 million, or 21.2%, due to growth in commitment fees and derivatives.

The provision for credit losses decreased $11 million, or 26.8%, compared to the second quarter of 2015 as lower provisioning related to unfunded commitments offset higher net loan charge-offs.

Noninterest expense increased by $3 million, or 1.2%, from the second quarter of 2015. Increases in various other expense items, including operating lease expense, were partially offset by lower personnel costs.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit and various exit portfolios. Other Segments generated net income attributable to Key of $24 million for the second quarter of 2016, compared to $31 million for the same period last year. This decline was largely attributable to spread compression.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $101.2 billion at June 30, 2016.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2015, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Tuesday, July 26, 2016. An audio replay of the call will be available through August 2, 2016.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

KeyCorp

Second Quarter 2016

Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
18	Consolidated Balance Sheets
19	Consolidated Statements of Income
20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
22	Noninterest Expense
22	Personnel Expense
23	Loan Composition
23	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
24	Exit Loan Portfolio From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
25	Summary of Loan and Lease Loss Experience From Continuing Operations
26	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans From Continuing Operations
27	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
28	Line of Business Results

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	6-30-16	3-31-16	6-30-15
Summary of operations
Net interest income (TE)	$605	$612	$591
Noninterest income	473	431	488

Total revenue (TE)	1,078	1,043	1,079
Provision for credit losses	52	89	41
Noninterest expense	751	703	711
Income (loss) from continuing operations attributable to Key	199	187	235
Income (loss) from discontinued operations, net of taxes (a)	3	1	3
Net income (loss) attributable to Key	202	188	238

Income (loss) from continuing operations attributable to Key common shareholders	193	182	230
Income (loss) from discontinued operations, net of taxes (a)	3	1	3
Net income (loss) attributable to Key common shareholders	196	183	233

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.22	$.27
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.23	.22	.28

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.23	.22	.27
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.23	.22	.27

Cash dividends paid	.085	.075	.075
Book value at period end	13.08	12.79	12.21
Tangible book value at period end	11.81	11.52	10.92
Market price at period end	11.05	11.04	15.02

Performance ratios
From continuing operations:
Return on average total assets	.82%	.80%	1.03%
Return on average common equity	7.15	6.86	8.96
Return on average tangible common equity (c)	7.94	7.64	10.01
Net interest margin (TE)	2.76	2.89	2.88
Cash efficiency ratio (c)	69.0	66.6	65.1

From consolidated operations:
Return on average total assets	.82%	.79%	1.02%
Return on average common equity	7.26	6.90	9.07
Return on average tangible common equity (c)	8.06	7.68	10.14
Net interest margin (TE)	2.74	2.83	2.85
Loan to deposit (d)	85.3	85.7	87.3

Capital ratios at period end
Key shareholders’ equity to assets	11.18%	11.25%	11.19%
Key common shareholders’ equity to assets	10.90	10.95	10.89
Tangible common equity to tangible assets (c)	9.95	9.97	9.86
Common Equity Tier 1 (c), (e)	11.12	11.07	10.71
Tier 1 risk-based capital (e)	11.43	11.38	11.11
Total risk-based capital (e)	13.66	13.12	12.66
Leverage (e)	10.58	10.73	10.74

Asset quality — from continuing operations
Net loan charge-offs	$43	$46	$36
Net loan charge-offs to average loans	.28%	.31%	.25%
Allowance for loan and lease losses	$854	$826	$796
Allowance for credit losses	904	895	841
Allowance for loan and lease losses to period-end loans	1.38%	1.37%	1.37%
Allowance for credit losses to period-end loans	1.46	1.48	1.44
Allowance for loan and lease losses to nonperforming loans (f)	138.0	122.2	190.0
Allowance for credit losses to nonperforming loans (f)	146.0	132.4	200.7
Nonperforming loans at period end (f)	$619	$676	$419
Nonperforming assets at period end (f)	637	692	440
Nonperforming loans to period-end portfolio loans (f)	1.00%	1.12%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	1.03	1.14	.75

Trust and brokerage assets
Assets under management	$34,535	$34,107	$38,399
Nonmanaged and brokerage assets	52,102	49,474	48,789

Other data
Average full-time equivalent employees	13,419	13,403	13,455
Branches	949	961	989

Taxable-equivalent adjustment	$8	$8	$7

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Six months ended
	6-30-16	6-30-15
Summary of operations
Net interest income (TE)	$1,217	$1,168
Noninterest income	904	925

Total revenue (TE)	2,121	2,093
Provision for credit losses	141	76
Noninterest expense	1,454	1,380
Income (loss) from continuing operations attributable to Key	386	463
Income (loss) from discontinued operations, net of taxes (a)	4	8
Net income (loss) attributable to Key	390	471

Income (loss) from continuing operations attributable to Key common shareholders	$375	$452
Income (loss) from discontinued operations, net of taxes (a)	4	8
Net income (loss) attributable to Key common shareholders	379	460

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.53
Income (loss) from discontinued operations, net of taxes (a)	—	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.54

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.44	.52
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.45	.53

Cash dividends paid	.16	.14

Performance ratios
From continuing operations:
Return on average total assets	.81%	1.03%
Return on average common equity	7.01	8.86
Return on average tangible common equity (c)	7.79	9.91
Net interest margin (TE)	2.83	2.89
Cash efficiency ratio (c)	67.8	65.1

From consolidated operations:
Return on average total assets	.80%	1.02%
Return on average common equity	7.08	9.01
Return on average tangible common equity (c)	7.87	10.08
Net interest margin (TE)	2.80	2.86

Asset quality — from continuing operations
Net loan charge-offs	$89	$64
Net loan charge-offs to average total loans	.30%	.22%

Other data
Average full-time equivalent employees	13,411	13,512

Taxable-equivalent adjustment	$16	$13

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.

(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Common Equity Tier 1,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.
(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	6-30-16 ratio is estimated.
(f)	Nonperforming loan balances exclude $11 million, $11 million, and $12 million of purchased credit impaired loans at June 30, 2016, March 31, 2016, and June 30, 2015, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” certain financial measures excluding merger-related expense, and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019.

Common Equity Tier 1 is not formally defined by GAAP and is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Common Equity Tier 1, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

On October 30, 2015, Key announced that it entered into a definitive agreement and plan of merger to acquire First Niagara Financial Group. As a result of this pending transaction, Key has recognized merger-related expense. The table below shows the computation for noninterest expense excluding merger-related expense, earnings per common share excluding merger-related expense, and return on average assets from continuing operations excluding merger-related expense. Management believes that eliminating the effects of the merger-related expense makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The table below also shows the computation for the cash efficiency ratio excluding merger-related expense. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	6-30-16	3-31-16	6-30-15
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$11,313	$11,066	$10,590
Less: Intangible assets (a)	1,074	1,077	1,085
Preferred Stock, Series A (b)	281	281	281

Tangible common equity (non-GAAP)	$9,958	$9,708	$9,224

Total assets (GAAP)	$101,150	$98,402	$94,606
Less: Intangible assets (a)	1,074	1,077	1,085

Tangible assets (non-GAAP)	$100,076	$97,325	$93,521

Tangible common equity to tangible assets ratio (non-GAAP)	9.95%	9.97%	9.86%

Common Equity Tier 1 at period end
Key shareholders’ equity (GAAP)	$11,313	$11,066	10,590
Less: Preferred Stock, Series A (b)	281	281	281

Common Equity Tier 1 capital before adjustments and deductions	11,032	10,785	10,309
Less: Goodwill, net of deferred taxes	1,033	1,033	1,034
Intangible assets, net of deferred taxes	30	35	33
Deferred tax assets	1	1	1
Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes	129	70	—
Accumulated gains (losses) on cash flow hedges, net of deferred taxes	77	46	(20)
Amounts in accumulated other comprehensive income (loss) attributed to pension and postretirement benefit costs, net of deferred taxes	(362)	(365)	(361)

Total Common Equity Tier 1 capital (c)	$10,124	$9,965	9,622

Net risk-weighted assets (regulatory) (c)	$91,021	$90,014	89,851

Common Equity Tier 1 ratio (non-GAAP) (c)	11.12%	11.07%	10.71

Noninterest expense excluding merger-related expense
Noninterest expense (GAAP)	$751	$703	$711
Less: Merger-related expense	45	24	—

Noninterest expense excluding merger-related expense (non-GAAP)	$706	$679	$711

Earnings per common share (EPS) excluding merger-related expense
EPS from continuing operations attributable to Key common shareholders – assuming dilution	$.23	$.22	$.27
Add: EPS impact of merger-related expense	.04	.02	—

EPS from continuing operations attributable to Key common shareholders excluding merger-related expense (non-GAAP)	$.27	$.24	$.27

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

		Three months ended
		6-30-16	3-31-16	6-30-15
Pre-provision net revenue
Net interest income (GAAP)		$597	$604	$584
Plus:	Taxable-equivalent adjustment	8	8	7
	Noninterest income	473	431	488
Less:	Noninterest expense	751	703	711

Pre-provision net revenue from continuing operations (non-GAAP)		$327	$340	$368

Average tangible common equity
Average Key shareholders’ equity (GAAP)		$11,147	$10,953	$10,590
Less:	Intangible assets (average) (d)	1,076	1,079	1,086
	Preferred Stock, Series A (average)	290	290	290

	Average tangible common equity (non-GAAP)	$9,781	$9,584	$9,214

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$193	$182	$230
Average tangible common equity (non-GAAP)		9,781	9,584	9,214

Return on average tangible common equity from continuing operations (non-GAAP)		7.94%	7.64%	10.01%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$196	$183	$233
Average tangible common equity (non-GAAP)		9,781	9,584	9,214

Return on average tangible common equity consolidated (non-GAAP)		8.06%	7.68%	10.14%

Cash efficiency ratio
Noninterest expense (GAAP)		$751	$703	$711
Less:	Intangible asset amortization	7	8	9

	Adjusted noninterest expense (non-GAAP)	744	695	702
Less:	Merger-related expense	45	24	—

	Adjusted noninterest expense excluding merger-related expense (non-GAAP)	$699	$671	$702

Net interest income (GAAP)		$597	$604	$584
Plus:	Taxable-equivalent adjustment	8	8	7
	Noninterest income	473	431	488

	Total taxable-equivalent revenue (non-GAAP)	$1,078	$1,043	$1,079

Cash efficiency ratio (non-GAAP)		69.0%	66.6%	65.1%

Cash efficiency ratio excluding merger-related expense (non-GAAP)		64.8%	64.3%	65.1%

Return on average total assets from continuing operations excluding merger-related expense
Income from continuing operations attributable to Key (GAAP)		$199	$187	$235
Add:	Merger-related expense, after tax	28	15	—

	Income from continuing operations atrributable to Key excluding merger-related expense, after tax (non-GAAP)	$227	$202	$235

Average total assets from continuing operations (GAAP)		$97,413	$94,477	$91,658

Return on average total assets from continuing operations excluding merger-related expense (non-GAAP)		.94%	.86%	1.03%

		Three months ended
		6-30-16
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR		$10,124
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (e)		(21)

Common Equity Tier 1 anticipated under the fully phased-in RCR (f)		$10,103

Net risk-weighted assets under current RCR		$91,021
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (g)		485
Volcker funds		(224)
All other assets		12

Total risk-weighted assets anticipated under the fully phased-in RCR (f)		$91,294

Common Equity Tier 1 ratio under the fully phased-in RCR (f)		11.07%

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

		Six months ended
		6-30-16	6-30-15
Pre-provision net revenue
Net interest income (GAAP)		$1,201	$1,155
Plus:	Taxable-equivalent adjustment	16	13
	Noninterest income (GAAP)	904	925
Less:	Noninterest expense (GAAP)	1,454	1,380

Pre-provision net revenue from continuing operations (non-GAAP)		$667	$713

Average tangible common equity
Average Key shareholders’ equity (GAAP)		$11,050	$10,580
Less:	Intangible assets (average) (h)	1,077	1,088
	Preferred Stock, Series A (average)	290	290

	Average tangible common equity (non-GAAP)	$9,683	$9,202

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$375	$452
Average tangible common equity (non-GAAP)		9,683	9,202

Return on average tangible common equity from continuing operations (non-GAAP)		7.79%	9.91%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$379	$460
Average tangible common equity (non-GAAP)		9,683	9,202

Return on average tangible common equity consolidated (non-GAAP)		7.87%	10.08%

Cash efficiency ratio		$1,454	$1,380
Noninterest expense (GAAP)
Less:	Intangible asset amortization (GAAP)	15	18

	Adjusted noninterest expense (non-GAAP)	1,439	1,362
Less:	Merger-related expense	69	—

	Adjusted noninterest expense excluding merger-related expense (non-GAAP)	$1,370	$1,362

Net interest income (GAAP)		$1,201	$1,155
Plus:	Taxable-equivalent adjustment	16	13
	Noninterest income (GAAP)	904	925

	Total taxable-equivalent revenue (non-GAAP)	$2,121	$2,093

Cash efficiency ratio (non-GAAP)		67.8%	65.1%

Cash efficiency ratio excluding merger-related expense (non-GAAP)		64.6%	65.1%

Return on average total assets from continuing operations excluding merger-related expense
Income from continuing operations attributable to Key (GAAP)		$386	$463
Add:	Merger-related expense, after tax	43	—

	Income from continuing operations atrributable to Key excluding merger-related expense, after tax (non-GAAP)	$429	$463

Average total assets from continuing operations (GAAP)		$95,945	$90,648

Return on average total assets from continuing operations excluding merger-related expense (non-GAAP)		.90%	1.03%

(a)	For the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, intangible assets exclude $36 million, $40 million, and $55 million, respectively, of period-end purchased credit card receivables.
(b)	Net of capital surplus.
(c)	6-30-16 amount is estimated.
(d)	For the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, average intangible assets exclude $38 million, $42 million, and $58 million, respectively, of average purchased credit card receivables.
(e)	Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.
(f)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(g)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
(h)	For the six months ended June 30, 2016, and June 30, 2015, average intangible assets exclude $40 million and $61 million, respectively, of average ending purchase credit card receivables.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Consolidated Balance Sheets

(dollars in millions)

	6-30-16	3-31-16	6-30-15
Assets
Loans	$62,098	$60,438	$58,264
Loans held for sale	442	684	835
Securities available for sale	14,552	14,304	14,244
Held-to-maturity securities	4,832	5,003	5,022
Trading account assets	965	765	674
Short-term investments	6,599	5,436	3,222
Other investments	577	643	703

Total earning assets	90,065	87,273	82,964
Allowance for loan and lease losses	(854)	(826)	(796)
Cash and due from banks	496	474	693
Premises and equipment	742	750	788
Operating lease assets	399	362	296
Goodwill	1,060	1,060	1,057
Other intangible assets	50	57	83
Corporate-owned life insurance	3,568	3,557	3,502
Derivative assets	1,234	1,065	536
Accrued income and other assets	2,673	2,849	3,312
Discontinued assets	1,717	1,781	2,169

Total assets	$101,150	$98,402	$94,604

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$40,195	$38,946	$36,024
Savings deposits	2,355	2,385	2,370
Certificates of deposit ($100,000 or more)	3,381	3,095	2,032
Other time deposits	3,267	3,259	3,105

Total interest-bearing deposits	49,198	47,685	43,531
Noninterest-bearing deposits	26,127	25,697	26,640
Deposits in foreign office — interest-bearing	—	—	498

Total deposits	75,325	73,382	70,669
Federal funds purchased and securities sold under repurchase agreements	360	374	444
Bank notes and other short-term borrowings	687	615	528
Derivative liabilities	746	790	560
Accrued expense and other liabilities	1,326	1,410	1,537
Long-term debt	11,388	10,760	10,265

Total liabilities	89,832	87,331	84,003

Equity
Preferred stock, Series A	290	290	290
Common shares	1,017	1,017	1,017
Capital surplus	3,835	3,818	3,898
Retained earnings	9,166	9,042	8,614
Treasury stock, at cost	(2,881)	(2,888)	(2,884)
Accumulated other comprehensive income (loss)	(114)	(213)	(345)

Key shareholders’ equity	11,313	11,066	10,590
Noncontrolling interests	5	5	11

Total equity	11,318	11,071	10,601

Total liabilities and equity	$101,150	$98,402	$94,604

Common shares outstanding (000)	842,703	842,290	843,608

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-16	3-31-16	6-30-15	6-30-16	6-30-15
Interest income
Loans	$567	$562	$532	$1,129	$1,055
Loans held for sale	5	8	12	13	19
Securities available for sale	74	75	72	149	142
Held-to-maturity securities	24	24	24	48	48
Trading account assets	6	7	5	13	10
Short-term investments	6	4	2	10	4
Other investments	2	3	5	5	10

Total interest income	684	683	652	1,367	1,288

Interest expense
Deposits	34	31	26	65	52
Bank notes and other short-term borrowings	3	2	2	5	4
Long-term debt	50	46	40	96	77

Total interest expense	87	79	68	166	133

Net interest income	597	604	584	1,201	1,155
Provision for credit losses	52	89	41	141	76

Net interest income after provision for credit losses	545	515	543	1,060	1,079

Noninterest income
Trust and investment services income	110	109	111	219	220
Investment banking and debt placement fees	98	71	141	169	209
Service charges on deposit accounts	68	65	63	133	124
Operating lease income and other leasing gains	18	17	24	35	43
Corporate services income	53	50	43	103	86
Cards and payments income	52	46	47	98	89
Corporate-owned life insurance income	28	28	30	56	61
Consumer mortgage income	3	2	4	5	7
Mortgage servicing fees	10	12	9	22	22
Net gains (losses) from principal investing	11	—	11	11	40
Other income (a)	22	31	5	53	24

Total noninterest income	473	431	488	904	925

Noninterest expense
Personnel	427	404	408	831	797
Net occupancy	59	61	66	120	131
Computer processing	45	43	42	88	80
Business services and professional fees	40	41	42	81	75
Equipment	21	21	22	42	44
Operating lease expense	14	13	12	27	23
Marketing	22	12	15	34	23
FDIC assessment	8	9	8	17	16
Intangible asset amortization	7	8	9	15	18
OREO expense, net	2	1	1	3	3
Other expense	106	90	86	196	170

Total noninterest expense	751	703	711	1,454	1,380

Income (loss) from continuing operations before income taxes	267	243	320	510	624
Income taxes	69	56	84	125	158

Income (loss) from continuing operations	198	187	236	385	466
Income (loss) from discontinued operations, net of taxes	3	1	3	4	8

Net income (loss)	201	188	239	389	474

Less: Net income (loss) attributable to noncontrolling interests	(1)	—	1	(1)	3

Net income (loss) attributable to Key	$202	$188	$238	$390	$471

Income (loss) from continuing operations attributable to Key common shareholders	$193	$182	$230	$375	$452
Net income (loss) attributable to Key common shareholders	196	183	233	379	460

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.22	$.27	$.45	$.53
Income (loss) from discontinued operations, net of taxes	—	—	—	—	.01
Net income (loss) attributable to Key common shareholders (b)	.23	.22	.28	.45	.54

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.22	$.27	$.44	$.52
Income (loss) from discontinued operations, net of taxes	—	—	—	—	.01
Net income (loss) attributable to Key common shareholders (b)	.23	.22	.27	.45	.53

Cash dividends declared per common share	$.085	$.075	$.075	$.16	$.14

Weighted-average common shares outstanding (000)	831,899	827,381	839,454	829,640	843,992
Effect of common share options and other stock awards	6,597	7,679	6,858	7,138	7,695

Weighted-average common shares and potential common shares outstanding (000) (c)	838,496	835,060	846,312	836,778	851,687

(a)	For the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Second Quarter 2016			First Quarter 2016			Second Quarter 2015
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$32,630	$270	3.32%	$31,590	$263	3.35%	$29,017	$233	3.23%
Real estate — commercial mortgage	8,404	80	3.85	8,138	77	3.78	7,981	74	3.70
Real estate — construction	869	8	3.78	1,016	10	4.11	1,199	11	3.60
Commercial lease financing	3,949	37	3.77	3,957	36	3.65	3,981	36	3.58

Total commercial loans	45,852	395	3.47	44,701	386	3.47	42,178	354	3.36
Real estate — residential mortgage	2,253	22	4.11	2,236	24	4.18	2,237	23	4.22
Home equity loans	10,098	102	4.04	10,240	103	4.06	10,510	104	3.98
Consumer direct loans	1,599	26	6.53	1,593	26	6.53	1,571	26	6.52
Credit cards	792	21	10.58	784	21	10.72	737	19	10.57
Consumer indirect loans	554	9	6.56	602	10	6.44	745	12	6.38

Total consumer loans	15,296	180	4.74	15,455	184	4.76	15,800	184	4.69

Total loans	61,148	575	3.78	60,156	570	3.80	57,978	538	3.72
Loans held for sale	611	5	3.18	826	8	4.02	1,263	12	3.91
Securities available for sale (b), (e)	14,268	74	2.08	14,207	75	2.12	13,360	73	2.17
Held-to-maturity securities (b)	4,883	24	1.98	4,817	24	2.01	4,965	24	1.91
Trading account assets	967	6	2.28	817	7	3.50	805	5	2.55
Short-term investments	5,559	6	.45	3,432	4	.46	3,228	2	.26
Other investments (e)	610	2	1.54	647	3	1.73	713	5	2.48

Total earning assets	88,046	692	3.16	84,902	691	3.27	82,312	659	3.21
Allowance for loan and lease losses	(833)			(803)			(793)
Accrued income and other assets	10,200			10,378			10,139
Discontinued assets	1,738			1,804			2,194

Total assets	$99,151			$96,281			$93,852

Liabilities
NOW and money market deposit accounts	$39,687	16	.17	$37,708	15	.16	$36,122	14	.16
Savings deposits	2,375	—	.02	2,349	—	.02	2,393	—	.02

Certificates of deposit ($100,000 or more) (f)	3,233	11	1.39	2,761	10	1.37	2,010	6	1.25
Other time deposits	3,252	7	.85	3,200	6	.79	3,136	5	.70
Deposits in foreign office	—	—	—	—	—	—	583	1	.23

Total interest-bearing deposits	48,547	34	.29	46,018	31	.27	44,244	26	.24
Federal funds purchased and securities sold under repurchase agreements	337	—	.01	437	—	.07	557	—	.02
Bank notes and other short-term borrowings	694	3	1.39	591	2	1.63	657	2	1.39
Long-term debt (f), (g)	9,294	50	2.25	8,566	46	2.19	6,967	40	2.30

Total interest-bearing liabilities	58,872	87	.60	55,612	79	.57	52,425	68	.52

Noninterest-bearing deposits	25,357			25,580			26,594
Accrued expense and other liabilities	2,032			2,322			2,039
Discontinued liabilities (g)	1,738			1,804			2,194

Total liabilities	87,999			85,318			83,252

Equity
Key shareholders’ equity	11,147			10,953			10,590
Noncontrolling interests	5			10			10

Total equity	11,152			10,963			10,600

Total liabilities and equity	$99,151			$96,281			$93,852

Interest rate spread (TE)			2.56%			2.70%			2.69%

Net interest income (TE) and net interest margin (TE)		605	2.76%		612	2.89%		591	2.88%

TE adjustment (b)		8			8			7

Net interest income, GAAP basis		$597			$604			$584

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $87 million, $85 million, and $88 million of assets from commercial credit cards for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Six months ended June 30, 2016			Six months ended June 30, 2015
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)

Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$32,110	$533	3.33%	$28,671	$456	3.21%
Real estate — commercial mortgage	8,271	157	3.81	8,038	147	3.68
Real estate — construction	942	18	3.96	1,169	22	3.75
Commercial lease financing	3,953	73	3.71	4,025	72	3.57

Total commercial loans	45,276	781	3.47	41,903	697	3.35
Real estate — residential mortgage	2,245	46	4.15	2,233	47	4.24
Home equity loans	10,169	205	4.05	10,543	208	3.99
Consumer direct loans	1,596	52	6.53	1,558	51	6.57
Credit cards	788	42	10.65	735	39	10.79
Consumer indirect loans	578	19	6.50	774	25	6.40

Total consumer loans	15,376	364	4.75	15,843	370	4.71

Total loans	60,652	1,145	3.79	57,746	1,067	3.72
Loans held for sale	718	13	3.66	1,030	19	3.68
Securities available for sale (b), (e)	14,238	149	2.10	13,225	143	2.17
Held-to-maturity securities (b)	4,850	48	2.00	4,956	48	1.92
Trading account assets	892	13	2.83	762	10	2.67
Short-term investments	4,495	10	.45	2,816	4	.26
Other investments (e)	629	5	1.64	727	10	2.64

Total earning assets	86,474	1,383	3.21	81,262	1,301	3.22
Allowance for loan and lease losses	(818)			(793)
Accrued income and other assets	10,289			10,179
Discontinued assets	1,771			2,232

Total assets	$97,716			$92,880

Liabilities
NOW and money market deposit accounts	$38,698	31	.16	$35,540	27	.15
Savings deposits	2,362	—	.02	2,389	—	.02
Certificates of deposit ($100,000 or more) (f)	2,997	21	1.38	2,014	13	1.28
Other time deposits	3,226	13	.82	3,176	11	.71
Deposits in foreign office	—	—	—	556	1	.23

Total interest-bearing deposits	47,283	65	.28	43,675	52	.24

Federal funds purchased and securities sold under repurchase agreements	387	—	.04	638	—	.03
Bank notes and other short-term borrowings	643	5	1.50	582	4	1.46
Long-term debt (f), (g)	8,930	96	2.22	6,548	77	2.40

Total interest-bearing liabilities	57,243	166	.59	51,443	133	.52

Noninterest-bearing deposits	25,468			26,432
Accrued expense and other liabilities	2,177			2,182
Discontinued liabilities (g)	1,771			2,232

Total liabilities	86,659			82,289

Equity
Key shareholders’ equity	11,050			10,580
Noncontrolling interests	7			11

Total equity	11,057			10,591

Total liabilities and equity	$97,716			$92,880

Interest rate spread (TE)			2.62%			2.70%

Net interest income (TE) and net interest margin (TE)		1,217	2.83%		1,168	2.89%

TE adjustment (b)		16			13

Net interest income, GAAP basis		$1,201			$1,155

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $86 million and $88 million of assets from commercial credit cards for the six months ended June 30, 2016, and June 30, 2015, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Noninterest Expense

(dollars in millions)

	Three months ended			Six months ended
	6-30-16	3-31-16	6-30-15	6-30-16	6-30-15
Personnel (a)	$427	$404	$408	$831	$797
Net occupancy	59	61	66	120	131
Computer processing	45	43	42	88	80
Business services and professional fees	40	41	42	81	75
Equipment	21	21	22	42	44
Operating lease expense	14	13	12	27	23
Marketing	22	12	15	34	23
FDIC assessment	8	9	8	17	16
Intangible asset amortization	7	8	9	15	18
OREO expense, net	2	1	1	3	3
Other expense	106	90	86	196	170

Total noninterest expense	$751	$703	$711	$1,454	$1,380

Merger-related expense (b)	45	24	—	69	—

Total noninterest expense excluding merger-related expense (c)	$706	$679	$711	$1,385	$1,380

Average full-time equivalent employees (d)	13,419	13,403	13,455	13,411	13,512

(a)	Additional detail provided in Personnel Expense table below.
(b)	Additional detail provided in Merger-Related Expense table below.
(c)	Non-GAAP measure. See the table entitled “GAAP to Non-GAAP Reconciliations” in this financial supplement.
(d)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Six months ended
	6-30-16	3-31-16	6-30-15	6-30-16	6-30-15
Salaries and contract labor	$266	$244	$239	$510	$467
Incentive and stock-based compensation	101	89	109	190	192
Employee benefits	58	68	55	126	127
Severance	2	3	5	5	11

Total personnel expense	$427	$404	$408	$831	$797

Merger-Related Expense
(in millions)

	Three months ended			Six months ended
	6-30-16	3-31-16	6-30-15	6-30-16	6-30-15
Personnel (a)	$35	$16	—	$51	—
Business services and professional fees	5	7	—	12	—
Marketing	3	1	—	4	—
Other nonpersonnel expense	2	—	—	2	—

Total merger-related expense (b)	$45	$24	—	$69	—

(a)	Personnel expense includes technology development related to systems conversion and fully-dedicated personnel for merger and integration efforts.
(b)	Non-GAAP measure. See the table entitled “GAAP to Non-GAAP Reconciliations” in this financial supplement.

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Loan Composition

(dollars in millions)

				Percent change 6-30-16 vs.
	6-30-16	3-31-16	6-30-15	3-31-16	6-30-15
Commercial, financial and agricultural (a)	$33,376	$31,976	$29,285	4.4%	14.0%
Commercial real estate:
Commercial mortgage	8,582	8,364	7,874	2.6	9.0
Construction	881	841	1,254	4.8	(29.7)

Total commercial real estate loans	9,463	9,205	9,128	2.8	3.7
Commercial lease financing (b)	3,988	3,934	4,010	1.4	(.5)

Total commercial loans	46,827	45,115	42,423	3.8	10.4
Residential — prime loans:
Real estate — residential mortgage	2,285	2,234	2,252	2.3	1.5
Home equity loans	10,062	10,149	10,532	(.9)	(4.5)

Total residential — prime loans	12,347	12,383	12,784	(.3)	(3.4)
Consumer direct loans	1,584	1,579	1,595	.3	(.7)
Credit cards	813	782	753	4.0	8.0
Consumer indirect loans	527	579	709	(9.0)	(25.7)

Total consumer loans	15,271	15,323	15,841	(.3)	(3.6)

Total loans (c), (d)	$62,098	$60,438	$58,264	2.7%	6.6%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 6-30-16 vs.
	6-30-16	3-31-16	6-30-15	3-31-16	6-30-15
Commercial, financial and agricultural	$150	$103	$217	45.6%	(30.9)%
Real estate — commercial mortgage	270	562	576	(52.0)	(53.1)
Commercial lease financing	3	—	7	N/M	(57.1)
Real estate — residential mortgage	19	19	35	—	(45.7)

Total loans held for sale (e)	$442	$684	$835	(35.4)%	(47.1)%

Summary of Changes in Loans Held for Sale

(in millions)

	2Q16	1Q16	4Q15	3Q15	2Q15
Balance at beginning of period	$684	$639	$916	$835	$1,649
New originations	1,539	1,114	1,655	1,673	1,650
Transfers from (to) held to maturity, net	22	—	22	24	6
Loan sales	(1,802)	(1,108)	(1,943)	(1,616)	(2,466)
Loan draws (payments), net	(1)	39	(11)	—	(4)

Balance at end of period (e)	$442	$684	$639	$916	$835

(a)	Loan balances include $88 million, $85 million, and $89 million of commercial credit card balances at June 30, 2016, March 31, 2016, and June 30, 2015, respectively.
(b)	Commercial lease financing includes receivables held as collateral for a secured borrowing of $102 million, $115 million, and $191 million at June 30, 2016, March 31, 2016, and June 30, 2015, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)	At June 30, 2016, total loans include purchased loans of $104 million, of which $11 million were purchased credit impaired. At March 31, 2016, total loans include purchased loans of $109 million, of which $11 million were purchased credit impaired. At June 30, 2015, total loans include purchased loans of $125 million, of which $12 million were purchased credit impaired.
(d)	Total loans exclude loans of $1.7 billion at June 30, 2016, $1.8 billion at March 31, 2016, and $2 billion at June 30, 2015, related to the discontinued operations of the education lending business.
(e)	Total loans held for sale exclude loans held for sale of $179 million at June 30, 2015, related to the discontinued operations of the education lending business.

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Exit Loan Portfolio From Continuing Operations

(in millions)

	Balance Outstanding		Change 6-30-16 vs.	Net Loan Charge-offs		Balance on Nonperforming Status
	6-30-16	3-31-16	3-31-16	2Q16	1Q16	6-30-16	3-31-16
Residential properties — homebuilder	—	—	—	—	—	$4	$3
Commercial lease financing (a)	$731	$743	$(12)	$1	$1	—	—

Total commercial loans	731	743	(12)	1	1	4	3
Home equity — Other	183	195	(12)	1	1	7	7
Marine	496	544	(48)	3	2	3	4
RV and other consumer	35	39	(4)	—	—	—	—

Total consumer loans	714	778	(64)	4	3	10	11

Total exit loans in loan portfolio	$1,445	$1,521	$(76)	$5	$4	$14	$14

Discontinued operations — education lending business (not included in exit loans above)	$1,692	$1,760	$(68)	$4	$6	$5	$6

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction, and industrial leases; (2) Canadian lease financing portfolios; (3) European lease financing portfolios; and (4) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	2Q16	1Q16	4Q15	3Q15	2Q15
Net loan charge-offs	$43	$46	$37	$41	$36
Net loan charge-offs to average total loans	.28%	.31%	.25%	.27%	.25%
Allowance for loan and lease losses	$854	$826	$796	$790	$796
Allowance for credit losses (a)	904	895	852	844	841
Allowance for loan and lease losses to period-end loans	1.38%	1.37%	1.33%	1.31%	1.37%
Allowance for credit losses to period-end loans	1.46	1.48	1.42	1.40	1.44
Allowance for loan and lease losses to nonperforming loans (b)	138.0	122.2	205.7	197.5	190.0
Allowance for credit losses to nonperforming loans (b)	146.0	132.4	220.2	211.0	200.7
Nonperforming loans at period end (b)	$619	$676	$387	$400	$419
Nonperforming assets at period end (b)	637	692	403	417	440
Nonperforming loans to period-end portfolio loans (b)	1.00%	1.12%	.65%	.67%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	1.03	1.14	.67	.69	.75

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.
(b)	Nonperforming loan balances exclude $11 million, $11 million, $11 million, $12 million, and $12 million of purchased credit impaired loans at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015, respectively.

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Six months ended
	6-30-16	3-31-16	6-30-15	6-30-16	6-30-15
Average loans outstanding	$61,148	$60,156	$57,978	$60,652	$57,746

Allowance for loan and lease losses at beginning of period	$826	$796	$794	$796	$794
Loans charged off:
Commercial, financial and agricultural	35	26	21	61	33

Real estate — commercial mortgage	2	1	—	3	2
Real estate — construction	—	—	—	—	1

Total commercial real estate loans	2	1	—	3	3
Commercial lease financing	3	3	1	6	3

Total commercial loans	40	30	22	70	39

Real estate — residential mortgage	1	2	1	3	3
Home equity loans	7	10	10	17	18
Consumer direct loans	6	6	6	12	12
Credit cards	8	8	8	16	16
Consumer indirect loans	2	4	5	6	11

Total consumer loans	24	30	30	54	60

Total loans charged off	64	60	52	124	99
Recoveries:
Commercial, financial and agricultural	3	3	6	6	11

Real estate — commercial mortgage	6	2	—	8	2
Real estate — construction	—	1	1	1	1

Total commercial real estate loans	6	3	1	9	3
Commercial lease financing	2	—	1	2	5

Total commercial loans	11	6	8	17	19

Real estate — residential mortgage	—	2	1	2	1
Home equity loans	4	3	2	7	5
Consumer direct loans	2	1	2	3	4
Credit cards	1	1	1	2	1
Consumer indirect loans	3	1	2	4	5

Total consumer loans	10	8	8	18	16

Total recoveries	21	14	16	35	35

Net loan charge-offs	(43)	(46)	(36)	(89)	(64)
Provision (credit) for loan and lease losses	71	76	37	147	66
Foreign currency translation adjustment	—	—	1	—	—

Allowance for loan and lease losses at end of period	$854	$826	$796	$854	$796

Liability for credit losses on lending-related commitments at beginning of period	$69	$56	$41	$56	$35
Provision (credit) for losses on lending-related commitments	(19)	13	4	(6)	10

Liability for credit losses on lending-related commitments at end of period (a)	$50	$69	$45	$50	$45

Total allowance for credit losses at end of period	$904	$895	$841	$904	$841

Net loan charge-offs to average total loans	.28%	.31%	.25%	.30%	.22%
Allowance for loan and lease losses to period-end loans	1.38	1.37	1.37	1.38	1.37
Allowance for credit losses to period-end loans	1.46	1.48	1.44	1.46	1.44
Allowance for loan and lease losses to nonperforming loans	138.0	122.2	190.0	138.0	190.0
Allowance for credit losses to nonperforming loans	146.0	132.4	200.7	146.0	200.7

Discontinued operations — education lending business:
Loans charged off	$6	$9	$6	$15	$16
Recoveries	2	3	4	5	8

Net loan charge-offs	$(4)	$(6)	$(2)	$(10)	$(8)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	6-30-16	3-31-16	12-31-15	9-30-15	6-30-15
Commercial, financial and agricultural	$321	$380	$82	$89	$100

Real estate — commercial mortgage	14	16	19	23	26
Real estate — construction	25	12	9	9	12

Total commercial real estate loans	39	28	28	32	38
Commercial lease financing	10	11	13	21	18

Total commercial loans	370	419	123	142	156

Real estate — residential mortgage	54	59	64	67	67
Home equity loans	189	191	190	181	184
Consumer direct loans	1	1	2	1	1
Credit cards	2	2	2	2	2
Consumer indirect loans	3	4	6	7	9

Total consumer loans	249	257	264	258	263

Total nonperforming loans (a)	619	676	387	400	419
OREO	15	14	14	17	20
Other nonperforming assets	3	2	2	—	1

Total nonperforming assets (a)	$637	$692	$403	$417	$440

Accruing loans past due 90 days or more	$70	$70	$72	$54	$66
Accruing loans past due 30 through 89 days	203	237	208	271	181
Restructured loans — accruing and nonaccruing (b)	277	283	280	287	300
Restructured loans included in nonperforming loans (b)	133	151	159	160	170
Nonperforming assets from discontinued operations — education lending business	5	6	7	8	6
Nonperforming loans to period-end portfolio loans (a)	1.00%	1.12%	.65%	.67%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	1.03	1.14	.67	.69	.75

(a)	Nonperforming loan balances exclude $11 million, $11 million, $11 million, $12 million, and $12 million of purchased credit impaired loans at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015, respectively.
(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	2Q16	1Q16	4Q15	3Q15	2Q15
Balance at beginning of period	$676	$387	$400	$419	$437
Loans placed on nonaccrual status	124	406	81	81	92
Charge-offs	(64)	(60)	(51)	(53)	(52)
Loans sold	—	(11)	—	(2)	—
Payments	(75)	(8)	(21)	(16)	(25)
Transfers to OREO	(6)	(4)	(4)	(4)	(5)
Transfers to other nonperforming assets	—	—	(1)	—	—
Loans returned to accrual status	(36)	(34)	(17)	(25)	(28)

Balance at end of period (a)	$619	$676	$387	$400	$419

(a)	Nonperforming loan balances exclude $11 million, $11 million, $11 million, $12 million, and $12 million of purchased credit impaired loans at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015, respectively.

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	2Q16	1Q16	4Q15	3Q15	2Q15
Balance at beginning of period	$14	$14	$17	$20	$20
Properties acquired — nonperforming loans	6	4	4	4	5
Valuation adjustments	(2)	(1)	(2)	(2)	(1)
Properties sold	(3)	(3)	(5)	(5)	(4)

Balance at end of period	$15	$14	$14	$17	$20

KeyCorp Reports Second Quarter 2016 Profit

July 26, 2016

Line of Business Results

(dollars in millions)

						Percent change 2Q16 vs.
	2Q16	1Q16	4Q15	3Q15	2Q15	1Q16	2Q15
Key Community Bank
Summary of operations
Total revenue (TE)	$598	$595	$588	$579	$560	.5%	6.8%
Provision for credit losses	25	42	20	18	3	(40.5)	733.3
Noninterest expense	444	436	456	444	447	1.8	(.7)
Net income (loss) attributable to Key	81	74	70	74	69	9.5	17.4
Average loans and leases	30,936	30,789	30,925	31,039	30,707	.5	.7
Average deposits	53,794	52,803	52,219	51,234	50,765	1.9	6.0
Net loan charge-offs	17	23	23	21	20	(26.1)	(15.0)
Net loan charge-offs to average total loans	.22%	.30%	.30%	.27%	.26%	N/A	N/A
Nonperforming assets at period end	$300	$303	$303	$306	$305	(1.0)	(1.6)
Return on average allocated equity	11.99%	11.09%	10.39%	10.92%	10.34%	N/A	N/A
Average full-time equivalent employees	7,331	7,376	7,390	7,476	7,574	(.6)	(3.2)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$452	$426	$479	$454	$478	6.1%	(5.4)%
Provision for credit losses	30	43	26	30	41	(30.2)	(26.8)
Noninterest expense	259	237	257	250	256	9.3	1.2
Net income (loss) attributable to Key	135	118	142	136	131	14.4	3.1
Average loans and leases	28,607	27,722	26,981	26,425	25,298	3.2	13.1
Average loans held for sale	591	811	820	918	1,234	(27.1)	(52.1)
Average deposits	19,129	18,074	19,080	18,809	19,709	5.8	(2.9)
Net loan charge-offs	27	18	12	20	12	50.0	125.0
Net loan charge-offs to average total loans	.38%	.26%	.18%	.30%	.19%	N/A	N/A
Nonperforming assets at period end	$319	$372	$74	$85	$105	(14.2)	203.8
Return on average allocated equity	26.23%	23.15%	29.05%	28.29%	29.24%	N/A	N/A
Average full-time equivalent employees	2,138	2,126	2,113	2,173	2,058	.6	3.9

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful